XCL LTD.

                     WARRANT CERTIFICATE

THE  WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE
SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS ("SHARES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS OF ANY OTHER DOMESTIC OR FOREIGN JURISDICTION.
NO  OFFER,  SALE,  TRANSFER,  PLEDGE   OR   OTHER
DISPOSITION   (COLLECTIVELY,  A  "DISPOSAL")  OF   THE
WARRANTS REPRESENTED  BY THIS CERTIFICATE, AND UPON
EXERCISE, THE  SHARES, MAY  BE  MADE   UNLESS  (i)
REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) XCL LTD. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.
                                   No. NB-9

                     WARRANTS TO PURCHASE
                   COMMON STOCK OF XCL LTD.


              Initial Issuance on February 6, 1997
    Void after 5:00 p.m. New York Time, December 31, 1999


          THIS CERTIFIES THAT, for value received, Donald A. & Joanne R. Westerberg or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from XCL Ltd., a Delaware corporation (the "Company"), at any time or from time to time beginning on February 6, 1997 and until 5:00 p.m., New York time, on December 31, 1999 (the "Expiration Date"), subject to the conditions set forth herein, at the initial exercise price of $0.25 per share (the "Initial Exercise Price"), subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of TWO HUNDRED FORTY-ONE THOUSAND SIX HUNDRED SIXTY (241,660) fully paid and non-assessable common shares, par value $0.01 per share (the "Common Stock"), of the Company (the "Shares"), subject to adjustement as set forth herein, upon surrender of this amended and restated warrant certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then being exercised (the "Purchase Price") at the principal office of the Company presently located at 110 Rue Jean Lafitte, Lafayette, LA 70508, United States of America.

                1.       Exercise of Warrants.
                         --------------------

         (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in Section 4, "Compliance with U.S. Securities Laws."

         (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right at any time and from time to time after February 6, 1997 to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly com pleted and signed, and upon payment to the Company of the Purchase Price.

         (c) No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, after which time all Warrants evidenced hereby shall be void.

         (d) Payment of the Purchase Price shall be made in cash, by wire transfer of immediately available funds or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

        (e)       The Warrants represented by this
Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

               (f) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment of the Purchase Price, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a share certificate or share certificates for the number of whole Shares purchased upon the exercise of the Warrants. Such share certificate or share certificates representing the Shares shall bear a restrictive legend in substantially the form of Exhibit A attahced hereto and made a part hereof. The Company shall also issue a "stop transfer" or similar instruction or order with respect to the Shares purchased upon exercise of the Warrants that shall be in effect at Chase Mellon Shareholders Services, Independent Registrars Group Limited or any successor transfer agent for the Common Stock of the Company (the "Transfer Agent").

      2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares and shall not be required to issue scrip in lieu of fractional interests. Instead of any fractional Shares that would otherwise be issuable to the Holder, the Company shall pay to the Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest of the then-current Market Price per share (as defined in Section 8(f) hereof).

       3. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder, and until payment of such transfer taxes, if any, the Company shall not be required to issue such Shares.

       4. Compliance with U.S. Securities Laws. The Warrants and the Shares have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other federal or state securities or blue sky laws, except pursuant to the requirements of Section 5 hereof. No offer,
sale, transfer, pledge  or  other disposition   (collectively,
a  "Disposal")  of   the   Warrants represented by this
Certificate or the Shares may be made unless (i) registered under the Act and any applicable State securities or blue sky laws or (ii) the Company receives a written opinion of United States legal counsel in form and substance satisfactory to it to the effect that such Disposal is exempt from such registration requirements.

             5.     Piggyback Registration.  If, at
any time after the initial issuance date of the Warrants represented by this Certificate, the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash (in any case, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration
statement   on   Forms  S-4  or  S-8  or  any   successor   form)
(collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Holder's desire to include in such proposed
Registration Statement any shares of Common Stock issued or issuable to the Holder upon exercise of the Holder's
Warrants (the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Holder and the number intended to be disposed of by the Holder), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Holder, at the Company's sole cost and expense and at no cost or expense to the Holder, except that the Holder shall pay (i) all underwriters' broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Holder's Registrable Shares, (ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any applicable to the Holder's Registrable Shares, and (iv) any costs and expenses of legal counsel, accountants or other advisors retained by the Holder (collectively, the "Holder's Expenses"), all of which shall be paid by the Holder; provided that;

                    (a)     anything in this Section 5 to the
contrary notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand registration rights granted by the Company, (C) next to be registered will be securities subject to any piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (D) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock, provided, however, in no event shall the securities the Company proposes to sell constitute less than 75% of the total amount of securities so to be offered; and

                    (b)     anything in this Section 5 to the
contrary notwithstanding, the Company shall not be required to include any of the Holder's Registrable Shares in a registration statement if in the written opinion of legal counsel to the Company the securities for which registration is requested may be sold publicly without registration under the Securities Act; and

          (c) if the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 5 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or
withdraw  its request   for  inclusion  of  its  Registrable
Shares  in   such registration; and

          (d)      notwithstanding the  provisions  of  this
Section 5, the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration; and

          (e) the Holder, as a condition to the inclusion of any of his Registrable Shares in any such registered offering, shall execute all such customry selling shareholders agreements as the Company may request,
including,   without limitation, any underwriting agreement
which may be applicable to any such registered offering.

          6.     Transfer of Warrants.
                 --------------------

          (a) The Warrants shall be transferable only on the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of
succession,  assignment  or authority  to  transfer.   The
Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee, which may be provided by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a United
States national securities exchange, The Securities and Futures Authority Limited in the United Kingdom, or The
London Stock Exchange Limited in London, England. Upon any registration of transfer, the Company shall deliver a new warrant certificate or warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

          (b)         Notwithstanding   anything   in   this
Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with any applicable provisions of the Securities Act and any applicable state securities or blue sky laws.

          7.     Exchange and Replacement of Warrant
                 -----------------------------------
                 Certificates; Loss or Mutilation of
                 -----------------------------------
                 Warrant Certificates.
                 --------------------

          (a) This Certificate is exchangeable without cost, upon the surrender hereof by the Holder at the principal office of the Company, for new warrant certificates of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender. Any transfer not made in such compliance shall be null and void and shall be given no effect hereunder.

          (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new warrant certificate of like tenor and date, in lieu thereof.

          8.       Initial Exercise Price; Adjustment of Exercise
                   ----------------------------------------------
                   Price and Number of Shares.
                   --------------------------

          (a) The Warrants initially are exercisable at the Initial Exercise Price per Share, subject to adjustment from time to time as provided herein. No adjustments will be made for cash dividends, if any, paid to shareholders of record prior to the date on which the Warrants are exercised.

          (b) In case the Company shall at any time after the date of this Certificate (i) declare a dividend on all issued and outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide or split up the outstanding shares of Common Stock, the amount of Shares to be delivered upon exercise of any Warrant will be appropriately increased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such actions had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such dividend or the effective date for such subdivision shall be proportionately decreased, all effective immediately after the record date for such dividend or the effective date for such subdivision or split up. Such adjustments shall be made successively whenever any event listed above shall occur.

          (c) In case the Company shall at any time after the date of this Certificate combine the outstanding shares of Common Stock into a smaller number of shares the amount of Shares to be delivered upon exercise of any Warrant will be appropriately decreased so that the Holder will be entitled to receive the amount of Shares that such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and the Exercise Price in effect immediately prior to the record date for such combination shall be proportionately increased, effective immediately after the record date for such combination. Such adjustment shall be made successively whenever any such combinations shall occur.

          (d)        In the event that the Company shall  at
any time after the date of this Certificate (i) issue or sell any shares  of  Common  Stock (other than the Shares)  or
securities convertible   or   exchangeable   into   Common
Stock   without consideration  or  at a price per share (or
having  a  conversion price  per  share, if a security
convertible into  Common  Stock) less  than the Market Value per share of Common Stock (as defined in Section 8(f) hereof), or (ii) issue or sell options, rights or warrants to subscribe for or purchase Common Stock at a price per share  less than the
Market Price per share of Common Stock  (as defined  in  Section
8(f) hereof), the Exercise Price to be in effect after the date of such issuance shall be determined by multiplying the Exercise Price in effect on the day immediately preceding the relevant issuance or record date, as the case may be, used in determining such
Market Value or Market Price, by  a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such issuance or record date plus the number  of  shares  of
Common Stock which the aggregate  offering price  of  the total number of shares of Common Stock  so  to  be issued  or  to  be offered for subscription or purchase  (or  the aggregate
initial conversion price of the convertible securities so  to be offered) would purchase at such Market Value or Market
Price, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding on such
issuance or  record  date plus the number of additional shares of  Common Stock  to be issued or to be offered for
subscription or purchase (or  into  which the convertible
securities so to be offered are initially convertible); such adjustment shall become effective immediately after the close of business  on  such  issuance  or record date;
provided, however, that no such adjustment shall  be made for the issuance of (s) options to purchase shares of Common Stock granted  pursuant to the Company's employee  stock  option
plans approved by shareholders of the Company (and the shares of Common  Stock  issuable upon exercise of such options)
(provided that  option  exercise prices shall not be less than the  Market Value of the Common Stock (as defined in Section
8(f) hereof)  on the  date  of  the  grant  of such options),
(t)  the  Company's warrants  to purchase shares of Common
Stock (and the  shares  of Common   Stock   issuable  upon
exercise of such warrants), outstanding  on  the  date hereof,
(u) the Company's shares of Series A, Cumulative Convertible Preferred Stock (and the shares of Common Stock issuable upon conversion of such Preferred Stock), outstanding on the date hereof,
(v) the Company's shares of Series B, Cumulative Preferred Stock (and the shares of Common Stock issuable in lieu of dividend and  redemption  payments thereunder), outstanding on the date hereof or (w) the Company's shares of Series E, Cumulative Convertible Preferred Stock (and the shares of such
Preferred Stock issued in lieu  of  dividend payments
thereunder  and shares of Common  Stock  issuable  upon
conversion  of  such Preferred Stock), outstanding  on  the
date hereof.   In  case  such subscription price  may  be  paid
in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined reasonably and in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any wholly-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed
(which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if the date of such issuance had not been fixed.

                    (e)        In  case  the  Company  shall
make   a distribution to all holders of Common Stock (including
any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness, securities other than Common Stock or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock), the Exercise
Price to be in effect after such date of distribution shall be determined by multiplying the Exercise Price in effect on the date immediately preceding the record date for the determination of the shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price per share of Common Stock (as defined in Section 8(f) hereof) on such date, less the then-fair market value (as determined reasonably and in good faith by the Board of Directors of the Company) of the portion of the assets, securities or evidences of indebtedness so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Market
Price per share of Common Stock, such adjustment to be effective immediately after the distribution resulting in such adjustment. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed); and, if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date of distribution had not been fixed.

               (f)        For  the  purposes of  any
computation under this Section 8, the "Market Price per share" of Common Stock on any date shall be deemed to be the average of the closing bid price for the 20 consecutive trading days ending on the record date for the determination of the shareholders entitled to receive any rights, dividends or distributions described in this Section 8, and the "Market Value per share" of Common Stock on any date shall be deemed to be the closing bid price on the date of the issuance of the securities for which such computation is being made, as reported on the principal United States securities exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not then listed on any United States stock exchange, the average of the closing sales price on each such day during such 20 day period, in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, the average of the closing bid and asked prices on each such day during such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported in the "pink sheets" published by the National Quotation Bureau, Inc. or any successor thereof, or, if not so quoted, the average of the middle market quotations for such 20 day period in the case of the Market Price computation, or on such date of issuance, in the case of the Market Value computation, as reported on the daily official list of the prices of stock listed on The London Stock Exchange Limited ("The Stock Exchange Daily Official List"). "Trading day" means any day on which the Common Stock is available for trading on the applicable securities exchange or in the applicable securities market. In the case of Market Price or Market
Value computations based on The Stock Exchange Daily Official List, the Market Price or Market Value shall be converted into United States dollars at the then spot market exchange rate of pounds sterling (UK) into United States dollars as quoted by Chase Manhattan Bank, N.A., or any successor bank thereto on the date of determination. If a quotation of such exchange rate is not so available, the exchange rate shall be the exchange rate of pounds sterling in United States dollars as quoted in The Wall Street Journal on the date of determination.

               (g)        No  adjustment  in the  Exercise
Price shall be required unless such adjustment would require an increase or decrease of at least $.02 in such price; provided that any adjustments which by reason of this
Section 8(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to $.02 (or more) upon the happening of one or more of the events specified in Sections 8(b), (c) or (i). All calculations under this Section 8 shall be made to the nearest cent and the nearest whole share.

     (h) If at any time, as a result of an adjustment made pursuant to Section 8(b) or (c) hereof, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8, and the provisions of this Certificate with respect to the Shares shall apply on like terms to such other shares.

     (i)         In   the  case  of  (l)  any     capital
reorganization of the Company, or of (2) any reclassification of the  shares  of  Common  Stock  (other  than  a  subdivision or combination of outstanding shares of Common Stock),  or  (3)
any consolidation or merger of the Company, or (4) the sale, lease or other transfer of all or substantially all of the
properties  and assets of the Company as, or substantially as, an entirety to any other  person  or entity, each Warrant shall after  such  capital reorganization, reclassification of the shares of  Common  Stock, consolidation,  or  sale  be
exercisable,  upon  the  terms  and conditions  specified  in this Certificate,  for  the  number of shares  of stock or other securities or assets to which a holder of the number of Shares purchasable (immediately prior to the effectiveness of such capital reorganization, reclassification of shares of Common Stock, consolidation,
or sale) upon exercise of a Warrant   would   have  been  entitled  upon
such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 8 with respect to the rights thereafter of the Holder shall be appropriately adjusted (as determined reasonably and in good faith by the Board of Directors of the Company) so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of a Warrant. The Company shall not effect any such consolidation or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation, partnership or other entity (if other than the Company) resulting from such consolidation or the corporation, partnership or other entity purchasing such assets or the appropriate entity shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Holder may be entitled and all other obligations of the Company under this Certificate. For purposes of this Section 8(i) a merger to which the Company is a party but in which the Common Stock outstanding immediately prior thereto is changed into securities of another corporation shall be deemed a consolidation with such other corporation being the successor and resulting corporation.

     (j) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise
Price per share and number and kind of Shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant.

           9. Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the exercise or expiration of the Warrants, any of the following events shall occur:

              (a) the holders of shares of the Common Stock shall be entitled to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor;
    or

               (c)    a   dissolution,  liquidation or
     winding-up of the Company (other than in connection with a consolidation or merger) or a sale of all or sub stantially all of its property, assets and business as an entirety shall be approved by the Company's Board of Directors; or

               (d)    there   shall   be   any     capital
    reorganization or reclassification of the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock or a change in the par value of the Common Stock), or consolidation or merger of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable secur ities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding-up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding-up or sale.

        10.     Reservation and Listing of Securities.
                -------------------------------------

          (a) The Company covenants and agrees that at all times during the period after February 6, 1997, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants.

               (b)  The  Company covenants and agrees that,
upon exercise of the Warrants in accordance with their terms and payment of the Purchase Price, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any stockholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

               (c)  As long as the Warrants shall be
outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon the exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common Stock of the Company are then listed.

               11.     Survival. All agreements, covenants,
representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

               12. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                13.      Registered Holder.  The Company may
deem and  treat the registered Holder hereof as the absolute
owner  of this   Certificate  and  the  Warrants  represented
hereby (not withstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 14.       Notices.   All   notices   and
other communications from the Company to the Holder of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.

                15.      Headings.  The headings contained
herein are for convenience of reference only and are not part of this Certificate.

          16. Governing Law. This Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accord ance with, the laws of said state, without regard to the conflict of laws provisions thereof.

IN  WITNESS WHEREOF, the Company has caused this Warrant
Certifi cate to be duly executed by its duly authorized officers under its corporate seal.

Dated: February 6, 1997


                                          XCL LTD.



                             By:________________________________
                                  David A. Melman
                                   Executive Vice President,
                                   General Counsel and Secretary



Attest:


________________________________
Assistant Secretary

Agreed to and accepted
as of February 6, 1997 by

________________________________
Donald A. Westerberg


___________________________
Joanne R. Westerberg



                           XCL LTD.

                           EXHIBIT A

                      RESTRICTIVE LEGEND


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS OF THE UNITED STATES OF AMERICA. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS.


                         XCL LTD.

               FORM OF ELECTION TO PURCHASE
        (To be executed by the registered Holder if such Holder desires to exercise Warrants)

          The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase, ______________ Shares hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a banker's draft payable to the order of XCL Ltd. in the amount of ___________, all in accordance with the terms hereof. The undersigned requests that a share certificate for such Shares be registered in the name of and delivered to:

___________________________________________________________________
(Please Print Name and Address)

___________________________________________________________________

and, if said number of Shares shall not be all the Shares purchas able hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:_____________________________________________________________

Name of Warrant Holder:_____________________________________________
                                    (Please Print)

Address:____________________________________________________________

____________________________________________________________________



Signature:_________________________________________________________

Note:        The  above  signature must correspond in  all
             respects with  the  name  of the Holder as
             specified  on  the face    of   this   Warrant
             Certificate, without alteration or enlargement or any change whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.


                                   XCL LTD.

                              FORM OF ASSIGNMENT

             (To be executed by the registered Holder if such Holder
                  desires to transfer the Warrant Certificate)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

__________________________________________________________________________
              (Please Print Name and Address of Transferee)

__________________________________________________________________________
__________________________________________________________________________


Warrants to purchase up to ___________________ Shares represented by this Warrant Certificate, together with all right, title and interest therein,  and  does  hereby irrevocably  constitute and  appoint ,  Attorney,  to  transfer such Warrants  on  the books  of  the Company,  with  full power of substitution in
the premises.   The undersigned requests that if said number of Shares
shall not be all of the Shares purchaseable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchaseable under this Warrant
Certificate be registered in  the  name of the undersigned
Warrant Holder and delivered  to the registered address of said
Warrant Holder.

DATED:___________________________________________________________________

Signature of registered Holder:__________________________________________

Note: The above signature must correspond in all respects with the name of the Holder as
             specified  on  the face    of   this   Warrant
             Certificate,   without alteration  or enlargement
             or any change whatsoever. The  above  signature of
             the registered Holder  must be   guaranteed  by  a
             commercial  bank  or   trust company, by a broker
             or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange, The Securities and Futures Authority Limited in the United Kingdom or The London Stock Exchange Limited in London, England. Notarized
             or witnessed   signatures   are   not   acceptable
             as guaranteed signatures.

Signature Guaranteed:

__________________________________
     Authorized Officer

__________________________________
     Name of Institution